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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 24, 2003 relating to the financial statements and financial statement schedules, which appear in Dade Behring Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Chicago, Illinois
January 23, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS